UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 25, 2006

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Southwest Bancorp, Inc. is pleased to announce that James M. Johnson was appointed as a director of the Company on May 25, 2006, for a term expiring at the 2008 annual meeting of shareholders. Mr. Johnson, an MBA, is a self-employed small business owner. He previously served for fourteen years as a supervisory agent, financial analyst, and examiner of financial institutions with the federal Office of Thrift Supervision and its predecessor. Mr. Johnson also has been appointed to the audit committee of the Board of Directors and as a director of the Company's wholly owned subsidiary, Stillwater National Bank and Trust Company. Mr. Johnson is 47 years old and is a resident of Marietta, Georgia. There are no relationships or transactions with respect to Mr. Johnson of the type required to be reported pursuant to Item 404(a) of the Commission's Regulation S-K.

Item 7.01	REGULATION FD DISCLOSURE

Exhibit 99 with respect to the declaration of a cash dividend on shares of the common stock of Southwest Bancorp, Inc. is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Rick Green

Name:	Rick Green
Title:	President and CEO
Date:	Tuesday, May 30, 2006